SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              Scantek Medical Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                                   84-1090126
 (State or other jurisdiction of                  (I.R.S. employer
  incorporation or organization)                identification no.)


 321 Palmer Road, Denville, New Jersey                 07834
(Address of principal executive offices)             (Zip code)


                              [Consulting Services]
                            (Full title of the plan)


                            Frederick M. Mintz, Esq.
       Mintz & Fraade, P.C., 488 Madison Avenue, Suite 1100, NY, NY 10022
                     (Name and address of agent for service)


                                 (212) 486-2500
                     (Telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                     Proposed       Proposed
Title of                             maximum        maximum
securities             Amount        offering       aggregate   Amount of
  to be                to be         price          offering   registration
registered             registered    per share (1)  price          fee
----------             -----------   ---------      ------         ----

Common Stock,          950,000       $.07           $66,500       $6.12
par value
$.001

--------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457 (c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The proposed maximum offering price per unit, maximum aggregate offering price and registration fee is based upon the closing price of the Registrant's securities on April 3, 2001 when the subject issuance was approved by the Board of Directors.



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

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Pursuant to Rule 438(b)(1), the information required by Part 1 is included in documents sent or given to the Consultant.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents are incorporated by reference into this Registration Statement and made a part hereof:

(a) The registrant's Form 10-KSB for the fiscal year ended June 30, 2001 filed on October 15, 2001 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as the registrant's latest quarterly report on Form 10-QSB for the quarter ended December 31, 2001 filed on February 20, 2002.

(b)      All other reports which may be filed by the Registrant pursuant to
         Section 13 (a) or 15 (d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) immediately above.

(c) Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purpose of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         The class of securities to be offered hereby has been registered under
         Section 12 of the Exchange Act by the registrant, and incorporated by reference.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Company or its stockholders



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

Item 8.  Exhibits
         --------

         The exhibits to the Registration Statement are listed in the Index to Exhibits included on Page 5 herein.

Item 9.  Undertakings
         ------------

(a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information about the plan not previously disclosed in the Registration Statement or any material change to any such information in the Registration Statement.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Consultants
         -----------

         The following consultant will be issued securities pursuant to this Registration Statement:

         Name                       Number           Type of Services Provided
         ----                       ------           -------------------------
         David Ciambrone            950,000          Consulting Services



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


                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Denville, State of New Jersey, on this 14 day of May 2002.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name                                   Title                        Date
----                                   -----                        ----
/s/ Zsigmond L. Sagi, Ph.D.   President, Chairman, and CEO       May 14, 2002
----------------------
Zsigmond L. Sagi, Ph.D.

/s/ Patricia B. Furness       Vice President, Secretary and      May 14, 2002
----------------------        Director
Patricia B. Furness

/s/ Maurice Siegel            Director                           May 14, 2002
--------------------
Maurice Siegel

/s/ Paul Nelson               Director                           May 14, 2002
----------------------
Paul Nelson


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


                                INDEX TO EXHIBITS

                                                           Sequentially Numbered
Exhibit No.       Description                              Page Where Located
-----------       -----------                              ---------------------
5                 Opinion of Mintz & Fraade, P.C.                  6

23                Consent of Wiener, Goodman                       8
                  & Company, P.C.






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